Filed pursuant to Rule 424(b)(5)

Registration No. 333-208910

PROSPECTUS SUPPLEMENT

(To prospectus dated March 23, 2016)

STAFFING 360 SOLUTIONS, INC.

175,439 Series C Preferred Shares

(175,439 shares of Common Stock Underlying the Series C Preferred Shares)

We are offering 175,439 shares of our Series C Preferred Shares, par value $0.00001 per share (the “Series C Preferred Shares”) at a purchase price of $2.85 per share. Each share of Series C Preferred Shares will be convertible into common stock in accordance with the Certificate of Designation for the Series C Preferred Shares. For a more detailed description of the terms of the Series C Preferred Shares, see the section entitled “Description of Series C Preferred Shares” beginning on page S-7 of this prospectus supplement.

The Series C Preferred Shares will not be listed on any national securities exchange. There is no established public trading market for the Series C Preferred Shares, and we do not expect a market to develop.

Our common stock is traded on the NASDAQ Capital Market under the symbol “STAF.” On April 6, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.30. The aggregate market value of our outstanding common stock held by non-affiliates is $14,341,447, based on 5,545,279 shares of outstanding common stock on April 6, 2016, of which 4,345,893 shares are held by non-affiliates, and a per share price of $3.30 based on the closing sale price of our common stock.

On April 6, 2016 we issued and sold 527,000 shares of our common stock at a purchase price of $2.85 per share, for aggregate proceeds of approximately $1.5 million, before placement fees and estimated offering expenses. The offering of common stock was made under our shelf registration statement on Form S-3 (Registration No. 333-208910), including a related prospectus dated March 23, 2016, as supplemented by a Prospectus Supplement dated April 4, 2016, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. We have not otherwise offered or sold any securities during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement, pursuant to General Instruction I.B.6. of Form S-3.

Joseph Gunnar & Co., LLC is acting as placement agent on this transaction. The placement agent is not purchasing or selling any of these securities nor is the placement agent required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. There is no required minimum number of shares that must be sold as a condition to completion of the offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

Investing in our Series C Preferred Shares, and the underlying common stock, involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement to read about factors you should consider before buying any shares.

	Per Share	Total
Public offering price	$2.85	$500,000
Agent discounts and commissions(1)	$0.23	$40,000
Proceeds, before expenses, to us	$2.62	$460,000

(1)	See “Plan of Distribution” beginning on page S-8 for a description of the compensation payable to the agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Series C Preferred Shares is expected to be made on or about April 7, 2016.

Joseph Gunnar & Co.

 The date of this prospectus supplement is April 7, 2016

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File no. 333-208910) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on January 7, 2016 and, as amended, was declared effective on March 22, 2016.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Series C Preferred Shares and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities.

We obtained the industry and market data in this prospectus supplement, the accompanying prospectus and the incorporated documents from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data.

i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors’ section, starting on page S-3 of this prospectus supplement, as well as the financial statements and the other information incorporated by reference herein before making an investment decision. In this prospectus supplement and the accompanying prospectus, reference so “we,” “us,” “our,” and the “Company” refer to Staffing 360 Solutions, Inc. and its consolidated subsidiaries.

Business overview

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., trading symbol “STAF”, on March 16, 2012. On July 31, 2012, we commenced operations in the staffing sector. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration and light industrial sectors.

Corporate information

We are a Nevada corporation. Our principal executive office is located at 641 Lexington Avenue, Suite 1526, New York, New York 10022, and our telephone number is (212) 634-6462. Our website is www.staffing360solutions.com, and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

S-1

The Offering

Series C Preferred Shares offered by us	175,439 shares of Series C Preferred Shares, which are convertible into shares of common stock on a 1:1 basis.

Series C Preferred Shares to be outstanding after this offering	175,439 shares of Series C Preferred Shares.

Use of proceeds	We expect the net proceeds from this offering will be approximately $460,000 after deducting underwriting discounts and commissions, as described in “Plan of Distribution,” and estimated offering expenses payable by us. We currently intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-5.

Risk factors	See “Risk Factors” beginning on page S-3 for a discussion of factors you should consider carefully when making an investment decision.

NASDAQ Capital Market symbol	STAF

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 5,545,279 shares of common stock outstanding as of April 6, 2016 and excludes, as of that date:

☐	322,000 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock incentive plans, at a weighted average exercise price of $1.32 per share; and

☐	23,000 shares of common stock available for future grants under our stock option plans and stock incentive plans; and

☐	504,630 shares of common stock issuable upon the potential conversion of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares; and

☐	1,276,060 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $17.41 per share.

S-2

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, as well as the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended May 31, 2015 and our Quarterly Reports on Form 10-Q for the periods ended August 31, 2015, and November 30, 2015, respectively, and the other information contained or incorporated by reference in this prospectus supplement. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase the Series C Preferred Shares sold in this offering, or underlying common stock if you elect to convert, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Based on the public offering price of $2.85 per share and our net tangible book value as of November 30, 2015, if you purchase shares of the Series C Preferred Shares sold in this offering, or underlying common stock if you elect to convert, you will suffer immediate and substantial dilution of $5.96 per share with respect to the net tangible book value of the common stock into which the Series C Preferred Shares are convertible. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

We have issued a substantial number of shares of common stock that are eligible for resale under the Securities Act and are freely tradable. We have also registered 322,000 shares of common stock that are issuable upon the exercise of options,1,276,060 shares of common stock that are issuable upon the exercise of warrants outstanding as of March 31, 2016 and 504,630 shares of common stock that are issuable upon the conversion of preferred stock outstanding immediately after the closing of this offering. If the holders of our options and warrants choose to exercise their purchase rights or if holders of preferred stock exercise their conversion rights and such holders sell the underlying shares of common stock in the public market, or if holders of currently restricted shares of our common stock choose to sell such shares in the public market, the prevailing market price for our common stock may decline. The sale of shares issued upon the exercise of our options and warrants could also further dilute the holdings of our then existing shareholders. In addition, future public sales of shares of our common stock could impair our ability to raise capital by offering equity securities.

The volume of our common stock has been, and may continue to be, volatile, which could reduce the market price of our common stock.

The publicly traded shares of our common stock have experienced, and may continue to experience, significant volume and price volatility. This volatility could reduce the market price of our common stock, regardless of our operating performance. In addition, both the volume and the trading price of our common stock could change significantly over short periods of time in response to, among other things, actual or anticipated variations in our quarterly operating results, announcements by us and/or changes in national or regional economic conditions, making it more difficult for shares of our common stock to be sold at a favorable price or at all.

S-3

FORWARD-LOOKING STATEMENTS

This prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $460,000, after deducting placement agent discounts and commissions, as described in “Plan of Distribution,” and estimated offering expenses payable by us. We currently intend to use the net proceeds of this offering for working capital and general corporate purposes.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the amount of cash generated internally from operations and the terms and availability of financing arrangements, as well as the amount of cash used in our operations. Our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive or economic developments and other factors.

S-4

DILUTION

Our net tangible book value on November 30, 2015 was approximately $(16.2) million, or approximately $(3.32) per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Without taking into account any other changes in the net tangible book value after November 30, 2015, other than to give effect to our receipt of the estimated net proceeds from the sale of 175,439 shares of our Series C Preferred Shares at an offering price of $2.85 per share, less the underwriting fees and our estimated offering expenses, our as adjusted net tangible book value as of November 30, 2015, after giving effect to the items above, would have been approximately $(15.7) million or $(3.11) per share of common stock upon the potential conversion of the Series C Preferred Shares. This represents an immediate increase in the net tangible book value of $0.21 per share of common stock to existing stockholders and an immediate dilution of $5.96 per share of common stock to new investors. The following table illustrates this per share dilution:

Public offering price per share of common stock		$2.85

Net tangible book value per share as of November 30, 2015	$(3.32)

Increase in net tangible book value per share attributable to this offering	$0.21

As adjusted net tangible book value per share as of November 30, 2015 after giving effect to this offering		$(3.11)

Dilution in net tangible book value per share to new investors		$5.96

The above table is based on 4,891,320 shares of our common stock outstanding as of November 30, 2015 and excludes, as of that date:

☐	322,000 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock incentive plans, at a weighted average exercise price of $1.32 per share; and

☐	23,000 shares of common stock available for future grants under our stock option plans and stock incentive plans; and

☐	316,191 shares of common stock issuable upon the potential conversion of Series A Preferred Shares and Series B Preferred Shares; and

☐	2,029,973 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $14.64 per share.

To the extent that any options or warrants are exercised, new options are issued under our stock option or stock incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors. In addition, we will likely choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-5

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 175,439 shares of Series C Preferred Shares.

On April 6, 2016, the Company filed a Certificate of Designation of Series C Preferred Shares with the Nevada Secretary of State, whereby the Company designated 500,000 shares as Series C Preferred Shares, par value $0.00001 per share. The Series C Preferred Shares shall have a stated value of $1.00 per share (the “Stated Value”). The Certificate of Designation sets forth the voting powers, designations, preferences, privileges, limitations, restrictions and relative rights applicable to the Series C Preferred Shares. Except as otherwise required by law, the Series C Preferred Shares shall have no voting rights.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of shares of the Series C Preferred Shares shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $0.00001 for each share of Series C Preferred Shares before any distribution or payment shall be made to the holders of any junior securities and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Company’s Common Stock would receive if the Series C Preferred Shares were fully converted (disregarding for such purposes any conversion limitations under the Certificate of Designation) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, Holders are entitled to dividends on shares of Series C Preferred Shares equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series C Preferred Shares.

Each share of Series C Preferred Shares shall be convertible at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in the Certificate of Designation) determined by dividing the Stated Value of such share of Series C Preferred Shares by the conversion price for the Series C Preferred Shares, which shall equal $1.00, subject to adjustment in accordance with the Certificate of Designation. Holders may effect conversions by providing the Company with a conversion notice in accordance with form and procedures set forth in the Certificate of Designation. The shares of common stock underlying the Series C Preferred Shares offered by this prospectus supplement will be fully paid and non-assessable.

The “Beneficial Ownership Limitation” with respect to the Series C Preferred Shares is 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Shares held by the applicable Holder. A Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation applicable to its Series C Preferred Shares; provided, that the Beneficial Ownership Limitation in no event shall exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Shares held by the applicable Holder.

The material terms and provisions of our common stock and each other class of our securities which qualifies or limit our common stock are described under the caption “Overview of Our Capital Stock” starting on page 12 of the accompanying prospectus.

S-6

plan of distribution

Joseph Gunnar & Co., LLC, which we refer to as the placement agent, has agreed to act as the placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of April 1, 2016. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its good faith, best efforts to arrange for the sale of all of the securities offered hereby.

The placement agent proposes to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement through orders by the purchasers. Payment for securities by certain purchasers to purchase 175,439 shares of Series C Preferred Shares will be made directly to the issuer. Upon closing, we will deliver to each investor that delivers funds, a stock certificate showing the number of shares of Series C Preferred Shares purchased by such investor.

We negotiated the price for the securities offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

We also agreed to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

We have agreed to pay the placement agent upon the closing of this offering a cash fee equal to 8% of the aggregate purchase price paid by investors placed by the placement agent. In addition to the cash fee, we have agreed to reimburse the placement agent for certain of their out-of-pocket expenses incurred in connection with this offering, as well as the offering that was dated April 4, 2014 which was conducted with the same placement agent, however this fee of $12,500 was already paid upon the first offering’s closing.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act.

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $460,000 assuming completion of the maximum offering.

Delivery of shares of Series C Preferred Shares issued and sold in this offering and payment for the shares is expected to occur on or about April 7, 2016.

S-7

EXPERTS

The financial statements as of May 31, 2015 and 2014 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we vile with the SEC at the SEC’s public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

This prospectus supplement constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained in this prospectus supplement regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is legally deemed to be a part of this prospectus supplement, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus supplement. Our file number for filings we make with the SEC under the Exchange Act is 001-37575.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded. Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus is a part.

This prospectus supplement incorporates by reference the following reports and statements filed by us with the SEC:

S-8

☐	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2015, filed with the SEC on July 31, 2015,

☐	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 30, 2015 together with any amendments thereto;

☐	Our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2015 and November 30, 2015 filed with the SEC on October 15, 2015 and January 14, 2016, respectively; and

☐	Our Current Reports on Form 8-K, filed with the SEC on September 4, 2015, September 15, 2015, September 17, 2015, September 28, 2015, November 5, 2015, November 10, 2015, December 31, 2015, February 11, 2016 and April 7, 2016.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of this offering, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Staffing 360 Solutions, Inc., Attention: Investor Relations, telephone: (212) 634-6462.

S-9

PROSPECTUS

STAFFING 360 SOLUTIONS, INC.

$25,000,000

Debt Securities
Preferred Stock
Common Stock
Warrants

Rights

7,194,406 Shares of Common Stock

Offered by Selling Stockholders

This prospectus contains summaries of the general terms of the securities. We may offer and sell, from time to time, any combination of debt and equity securities that we describe in this prospectus having an initial aggregate offering price not exceeding $25,000,000.

In addition, the selling stockholders set forth in this prospectus under the heading “Selling Stockholders” beginning on page 3 may offer, from time to time and in one or more offerings, up to an aggregate of 7,194,406 shares of our common stock, referred to as “resale shares,” in amounts, at prices and on terms determined solely by the selling stockholders.

We and the selling stockholders may offer the securities directly to investors, through agents designated from time to time by the selling stockholders or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in a prospectus supplement.

Each time we or, if required, the selling stockholders offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the securities and the offering. This prospectus may not be used by us to offer or sell securities without a prospectus supplement describing the terms of the offering.

We will not receive any proceeds from the sale of resale shares covered by this prospectus, but we will receive proceeds from the sale of the other securities described in this prospectus. We are bearing all of the expenses in connection with this offering, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of resale shares, will be borne by the selling stockholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “STAF.”

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investment in any of the securities involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 23, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, securities described in this prospectus may be sold by us in one or more offerings. We may use the shelf registration statement to sell, in one or more offerings, up to $25,000,000 of any securities registered, in any combination in an offering amount. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold by us or, if required, the selling stockholders pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

In this prospectus, unless the context indicates otherwise, “Staffing 360,” the “Company,” “we,” “us,” “our,” or “ours” refer to Staffing 360 Solutions, Inc. and its consolidated subsidiaries.

We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. No offer is being made to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until the date of completion of this offering:

Staffing 360 SEC Filings	Period
Annual Report on Form 10-K	Year ended May 31, 2015 (filed with the SEC on July 31, 2015)

Quarterly Reports on Form 10-Q	Quarterly period ended August 31, 2015 (filed with the SEC on October 15, 2015); Quarterly period ended November 30, 2015 (filed with the SEC on January 14, 2016)

Current Reports filed on Form 8-K	Dates filed: September 4, 2015, September 15, 2015, September 17, 2015, September 28, 2015, November 5, 2015, November 10, 2015, December 31, 2015 and February 11, 2016

The description of our capital stock set forth in our registration statement on Form 8-A filed September 28, 2015.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address and telephone number:

Staffing 360 Solutions, Inc.

641 Lexington Avenue, Suite 1526

New York, New York 10022

Attention: Chief Executive Officer

(212) 634-6462

You may also find additional information about us, including the documents mentioned above, on our website at http://www.staffing360solutions.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

Investment in any of the securities involves risk. In addition to the risk factor below and all of the other information contained or incorporated by reference into this prospectus, you should carefully consider the risk factors contained or incorporated by reference in the accompanying prospectus supplement before acquiring any of the securities.

The substantial number of shares that are eligible for sale could cause the market price for our common stock to decline or make it difficult for us to sell securities in the future.

Expectations that shares of our common stock may be sold by the selling stockholders could create a market overhang that may adversely affect the market price for our common stock.

We cannot predict the effect on the market price of our common stock from time to time as a result of (i) sales by the selling stockholders of some or all of the shares of our common stock under this prospectus, (ii) the availability of such shares of common stock for sale by the selling stockholders, or (iii) the perception that such shares or additional shares of our common stock may be offered for sale by the selling stockholders. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to fluctuate or decline or make future offerings of our equity securities more difficult. In addition, the sale of these shares could impair our ability to raise capital, should we wish to do so, through the sale of additional common or preferred stock.

There are 4,931,669 shares of our common stock outstanding as of February 18, 2016 (without giving effect to the exercise of any options and warrants currently outstanding). The 7,194,406 shares of our common stock that may be sold by the selling stockholders under this prospectus represent a substantial additional number of shares of our common stock that would be outstanding after this offering is completed.

STAFFING 360 SOLUTIONS, INC.

Business overview

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., trading symbol “STAF”, on March 16, 2012. On July 31, 2012, we commenced operations in the staffing sector. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration and light industrial sectors.

Corporate information

We are a Nevada corporation. Our principal executive office is located at 641 Lexington Avenue, Suite 1526, New York, New York 10022, and our telephone number is (212) 634-6462. Our website is www.staffing360solutions.com, and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of our earnings to fixed charges for the periods indicated:

	Fiscal Year Ended May 31,										Three Months Ended November 30,		Six Months Ended November 30,
	2011		2012		2013		2014		2015		2015		2015
Ratio of earnings available to cover fixed charges	N/A	(a)	(79.47	)(a)	(2.37	)(a)	(3.64	)(a)	(1.09	)(a)	(1.21	)(a)	(0.97	)(a)

(a)	In calculating the ratio of earnings available to cover fixed charges, “earnings” consist of pre-tax income (loss) excluding fixed charges and fixed charges consist of interest expense and amortized premiums, discounts and capitalized expenses related to indebtedness. For the fiscal years ended May 31, 2011, 2012, 2013, 2014 and 2015 and for the three and six months ended November 30, 2015, our pre-tax earnings (losses) were ($12,550), ($241,838), ($2,393,700), ($9,930,630), ($9,142,640), ($1,739,990) and ($2,403,231) respectively, and were insufficient to cover fixed charges for those periods.

SELLING STOCKHOLDERS

The following table sets forth information as of the date of this prospectus, to our knowledge, about the ownership of our common stock by the selling stockholders both before and immediately after the offering.

All of the selling stockholders received their securities in private placements undertaken by us which were closed prior to the initial filing date of the registration statement of which this prospectus is a part. The selling stockholders obtained their shares in various private placements, including but not limited to: 1) the February 2012 purchase by TRIG Special Purpose 1, LLC of 600,000 shares of our common stock, 2) the Company’s sale of $1,175,000 principal amount of 2012 promissory notes that were subsequently converted into 278,137 shares of common stock, 3) the Company’s April and June 2013 private investment in public equity (or PIPEs) placement of 179,446 shares of common stock and 89,729 warrants with an exercise price $18.00, 4) the Company’s April 2013 acquisition of The Revolution Group, Ltd. (name later changed to Cyber 360 Solutions, Inc.) that resulted in the issuance of 51,257 shares of common stock, 5) the Company’s November 2013 acquisition of Control Solutions International, Inc. that resulted in the issuance of 13,600 shares, 6) the Company’s December 2013 bridge financing in the aggregate principal amount of $1,655,000 that later converted into 252,760 shares and 86,362 warrants at an exercise price of $20.00, 7) the Company’s January 2014 acquisition of Initio International Holdings Limited that resulted in the issuance of 329,670 shares, 8) the Company’s March 2014 PIPE that resulted in the issuance of 1,000,000 shares and 500,000 warrants at an exercise price of $20.00, 9) the Company’s April 2014 Series A Bonds placement that resulted in the issuance of 406,254 shares and 185,510 warrants at an exercise price of $20.00, 10) the Company’s May 2014 acquisitions of PeopleSERVE, Inc. and PeopleSERVE PRS, Inc. that resulted in the issuance of 112,737 shares of common stock, 11) the Company’s December 2014 Series B Bonds placement that resulted in the issuance of 9,815 shares of common stock, 12) the Company’s December 2014 conversion of Initio promissory notes into 335,839 shares of common stock and 369,427 warrants at an exercise price of $12.50, 13) the Company’s February 2015 sale of Cyber 360 Solution, Inc. and related elimination of remaining earn-out obligations in exchange for 113,405 shares of common stock, 14) the Company’s April 2015 credit facility and term loan that resulted in the issuance of 12,000 warrants at an exercise price of $12.50, as well as the subsequent issuance of 25,000 shares in relation to a subsequent advance and amendment in February 2016, 15) the Company’s short term promissory notes in April and May 2015 that later converted into 40,792 shares of common stock, 16) the Company’s July 2015 financing that resulted in the issuance of 125,000 shares of common stock, 17) the Company’s July 2015 acquisition of Lighthouse Placement Services, LLC that resulted in the issuance of 62,460 shares of common stock, 18) the Company’s November 2015 acquisition of The JM Group Limited that resulted in the issuance of 40,000 shares of common stock. In addition, there were 166,675 shares issued to consultants, 146,291 shares issued to board members, 169,140 shares issued to employees, 27,500 shares issued in connection with settlement agreements, and 61,058 shares plus 33,032 warrants issued to private placement agents with exercise prices ranging from $11.00 to $20.00. Lastly, shares underlying potential promissory note conversions totaling 1,031,389 in common stock, shares underlying Series A Preferred Shares totaling 216,192 in common stock, and shares underlying Series B Preferred Shares totaling 113,000 in common stock are reflected in the below table.

The selling stockholders have sole voting and investment power with respect to all of the shares of common stock owned by them unless otherwise indicated. The percent of ownership for the selling stockholders is based on 4,931,669 shares of common stock outstanding as of February 18, 2016 (without giving effect to the exercise of any options and warrants currently outstanding).

We will pay the fees and the expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants. The selling stockholders will pay any underwriting or broker discounts and commissions incurred by the selling stockholders in selling their common stock.

					Number of
					Shares underlying	Shares
				Number of	Promissory Notes	Included
Name of Selling	Shares Owned Prior to			Shares underlying	and / or Preferred	in this	Shares Owned After
Shareholder	the Offering			Warrants	Stock	Prospectus	the Offering
	Number	Percent					Number	Percent
Aaron and Cie Scott JTWROS	2,894	*	%	1,322	-	4,216	-	*	%
Aaron P. Brodt	27,240	*	%	1,294	-	28,534	-	*	%
Aaron Stevens	4,353	*	%	-	-	4,353	-	*	%
Adam Fishman	2,500	*	%	1,250	-	3,750	-	*	%
Adam Sellens	23,240	*	%	-	-	23,240	-	*	%
Aeon Holdings, LLC (1)	6,000	*	%	-	-	6,000	-	*	%
Aeon Multi-Opportunity Fund I (2)	900	*	%	-	-	900	-	*	%
Alexander Capital LLP (3)	-	*	%	30,087	-	30,087	-	*	%
Alexander Foster	4,872	*	%	-	-	4,872	-	*	%
Alison and David Fogel	-	*	%	-	414,236	414,236	-	*	%
Alison Fogel	31,955	*	%	-	-	31,955	-	*	%
Alrecht Bernard Heyer	10	*	%	-	-	10	-	*	%
Alternative Advisory Group, LLC (4)	18,000	*	%	-	-	18,000	-	*	%
Andrew Cook	10	*	%	-	-	10	-	*	%
Andrew John Parrington	10	*	%	-	-	10	-	*	%
Andrew Lineker	10	*	%	-	-	10	-	*	%
Angela McKie	5,000	*	%	2,500	-	7,500	-	*	%
Anthony Maritz	10	*	%	-	-	10	-	*	%
Anthony Nitsos	2,431	*	%	-	-	2,431	-	*	%
Arshiya Nizar Lokhandwala	250	*	%	-	2,123	2,373	-	*	%
Awesome Restaurant Excursions, LLC (5)	17,500	*	%	-	-	17,500	-	*	%
Barbara Lubsen IRA RBC Capital Markets LLC Cust	2,500	*	%	-	-	2,500	-	*	%
Barry T. Cervantes	19,717	*	%	-	-	19,717	-	*	%
Belinda Anne Beckley	10	*	%	-	-	10	-	*	%
Bernard Alexander Heyer	10	*	%	-	-	10	-	*	%
Berta I Tisovic IRA RBC Capital Markets LLC Cust	10,000	*	%	-	-	10,000	-	*	%
Blake Survivors Trust (6)	21,688	*	%	9,382	-	31,070	-	*	%
Boston Chauthani	10,000	*	%	-	-	10,000	-	*	%
Bowers Survivors Trust (7)	2,500	*	%	1,250	-	3,750	-	*	%
Brandhouse Ventures, Inc. (8)	604	*	%	-	-	604	-	*	%
Brendan Flood	390,786	7.92%		208,008	135,120	733,914	-	*	%
Brett K Giarratano	3,474	*	%	1,587	-	5,061	-	*	%
Brooke E Miller Living Trust (9)	2,315	*	%	1,058	-	3,373	-	*	%
Bruce E Tidwell	2,895	*	%	1,323	-	4,218	-	*	%
Bruce H Ward	2,306	*	%	1,053	-	3,359	-	*	%
Byzantine Productions, Inc. (10)	31,500	*	%	-	-	31,500	-	*	%
Carl H. Parker IRA RBC Capital Markets LLC Cust	10,000	*	%	-	-	10,000	-	*	%
Carl L Smith & Carol A Rhea	10,843	*	%	4,673	-	15,516	-	*	%
CGER LLLP (11)	5,000	*	%	2,500	-	7,500	-	*	%
Charles Cooper	4,534	*	%	-	-	4,534	-	*	%
Charles J. Schwahn	5,000	*	%	2,500	-	7,500	-	*	%
Chris Bowman	53,190	1.08%		-	-	53,190	-	*	%
Christopher Bowman and Barbara Bowman	12,948	*	%	5,224	-	18,172	-	*	%
Citrin Cooperman & Company LLP (12)	43,971	*	%	-	-	43,971	-	*	%
Clark Morzelewski	163	*	%	-	-	163	-	*	%
CLKK LLLP (13)	5,000	*	%	2,500	-	7,500	-	*	%
Clyde J. Clifford	5,556	*	%	2,778	-	8,334	-	*	%
Coral Lana Soar	10	*	%	-	-	10	-	*	%
Corey A. Elkins	9,743	*	%	-	-	9,743	-	*	%
Cynthia F. Taren	10,000	*	%	5,000	-	15,000	-	*	%
Dacona Financial LLC (14)	30,000	*	%	-	-	30,000	-	*	%
Dane Angus Tunnah	10	*	%	-	-	10	-	*	%
Daniel & Su Fung Zau Family Trust (15)	7,000	*	%	3,500	-	10,500	-	*	%

(continued)

					Number of
					Shares underlying	Shares
				Number of	Promissory Notes	Included
Name of Selling	Shares Owned Prior to			Shares underlying	and / or Preferred	in this	Shares Owned After
Shareholder	the Offering			Warrants	Stock	Prospectus	the Offering
	Number	Percent					Number	Percent
Daniel Lewis	1,602	*	%	-	-	1,602	-	*	%
Daniel P LaGuardia	2,500	*	%	1,250	-	3,750	-	*	%
Daniel T. York	175	*	%	-	511	686	-	*	%
Daniel W. Armstrong	250	*	%	-	2,123	2,373	-	*	%
Darlene Messina / Marco Messina	1,765	*	%	-	2,564	4,329	-	*	%
Darrell Williams	8,464	*	%	-	-	8,464	-	*	%
Darren C. Minton	41,100	*	%	-	-	41,100	-	*	%
Darren Carroll	3,800	*	%	2,133	-	5,933	-	*	%
Darren T West / Claudia A West	1,736	*	%	793	-	2,529	-	*	%
Darwin Investments LLC (16)	50	*	%	-	-	50	-	*	%
Dave Humphrey	1,558	*	%	-	-	1,558	-	*	%
David A. Paison	2,778	*	%	1,389	-	4,167	-	*	%
David Fogel	30,706	*	%	-	-	30,706	-	*	%
David Gobelle IRA RBC Capital Markets LLC Cust	2,500	*	%	-	-	2,500	-	*	%
David L. Eaton	250	*	%	-	-	250	-	*	%
David Martinez	5,885	*	%	-	-	5,885	-	*	%
Dawson James Securities (17)	18,220	*	%	2,945	-	21,165	-	*	%
Deane Novak IRA RBC Capital Markets LLC Cust	5,000	*	%	-	-	5,000	-	*	%
Dennis A Johnson IRA RBC Capital Markets LLC Cust	5,000	*	%	-	-	5,000	-	*	%
Dimitri Villard	20,750	*	%	-	-	20,750	-	*	%
Don Maclean	5,556	*	%	2,778	-	8,334	-	*	%
Donna K. Miller	2,500	*	%	1,250	-	3,750	-	*	%
Donna Parkinson IRA RBC Capital Markets LLC Cust	2,500	*	%	-	-	2,500	-	*	%
Doug Cwanek	5,556	*	%	2,778	-	8,334	-	*	%
Dr. Stephen Falk	12,300	*	%	-	-	12,300	-	*	%
Dwight Foster	2,436	*	%	-	-	2,436	-	*	%
Ellenoff Grossman & Schole LLP (18)	21,763	*	%	-	-	21,763	-	*	%
Elvira E Feliksa Trust (19)	5,780	*	%	2,640	-	8,420	-	*	%
Elvira Feliks Roth IRA RBC Capital Markets LLC Cust	4,000	*	%	-	-	4,000	-	*	%
Emerging Growth Corp (20)	2,500	*	%	-	-	2,500	-	*	%
Emilio Lontok & Benilda Lontok	4,000	*	%	2,000	-	6,000	-	*	%
Eric J Koppitsch IRA RBC Capital Markets LLC Cust	2,500	*	%	-	-	2,500	-	*	%
Eric Schwartz	13,064	*	%	7,474	-	20,538	-	*	%
Erick J Aybar	11,365	*	%	5,183	-	16,548	-	*	%
Eugene T. Walsh & Julia P. Walsh Family Trust (21)	24,445	*	%	9,723	-	34,168	-	*	%
Fa Yun Monastery (22)	20,000	*	%	10,000	-	30,000	-	*	%
Faudskar Family Living Trust (23)	21,550	*	%	9,152	-	30,702	-	*	%
Fenton Family Living Trust (24)	11,582	*	%	5,291	-	16,873	-	*	%
Fmt Co Cust IRA FBO James D. Egan	2,500	*	%	-	-	2,500	-	*	%
Fox Trust (25)	12,259	*	%	5,255	-	17,514	-	*	%
Frank P. Valvo & Joyce Valvo JWTROS	2,500	*	%	1,250	-	3,750	-	*	%
Frederick Zobrist & Lylaine Zobrist	5,000	*	%	2,500	-	7,500	-	*	%
Frick Family Living Trust (26)	2,500	*	%	1,250	-	3,750	-	*	%
Gary Bryant	2,943	*	%	-	-	2,943	-	*	%
Gary J. and Marta T. McCall	2,778	*	%	1,389	-	4,167	-	*	%
Gary R Miehe Living Trust (27)	13,444	*	%	5,222	-	18,666	-	*	%
Genevieve R Schwahn	5,000	*	%	2,500	-	7,500	-	*	%
George W. Duncan	500	*	%	-	4,244	4,744	-	*	%
Gerhard Family Living Trust (28)	508	*	%	-	-	508	-	*	%
Gilbert Lerner	5,000	*	%	2,500	-	7,500	-	*	%
Glen & Barbara Conly Living Trust (29)	2,500	*	%	1,250	-	3,750	-	*	%
Gordon Muir	175	*	%	-	-	175	-	*	%
Grandview Capital Partners, Inc. (30)	170,000	3.45%		-	-	170,000	-	*	%
Greenleaf Chemical LLC DBPP (31)	2,500	*	%	1,250	-	3,750	-	*	%
Grisham Family Living Trust (32)	10,000	*	%	5,000	-	15,000	-	*	%
GTD Financial LLC (33)	307,861	6.24%		151,431	-	459,292	-	*	%
Hans Jordi RBC Capital Markets LLC Cust	3,000	*	%	-	-	3,000	-	*	%
Hartunian Family Rev. Trust (34)	17,500	*	%	8,750	-	26,250	-	*	%
Harvey And Renee Kesner	625	*	%	-	2,551	3,176	-	*	%
High and Tight Investments LP (35)	43,036	*	%	20,519	-	63,555	-	*	%
Hillair Capital Investments LP (36)	125,000	2.53%		-	596,994	721,994	-	*	%
Hillel Eberlin	10	*	%	-	-	10	-	*	%
Hirt Family Living Trust (37)	21,599	*	%	10,300	-	31,899	-	*	%
Howard Balduc IRA RBC Capital Markets LLC Cust	2,500	*	%	-	-	2,500	-	*	%
Jack and Zella Stone Trust (38)	5,000	*	%	2,500	-	7,500	-	*	%
Jake J. Raymond	1,000	*	%	-	-	1,000	-	*	%
James & Seiko Bates	1,029	*	%	-	-	1,029	-	*	%
James A & Gabriella Trusty Trust (39)	5,000	*	%	2,500	-	7,500	-	*	%
James A Beckstrom	5,965	*	%	2,833	-	8,798	-	*	%
James J Roberts Jr.	12,944	*	%	5,222	-	18,166	-	*	%
James M. Frager	2,778	*	%	1,389	-	4,167	-	*	%
James W. Logan	2,500	*	%	1,250	-	3,750	-	*	%
Janet Ross	2,881	*	%	-	-	2,881	-	*	%
Jean Anne Cozma	2,500	*	%	-	-	2,500	-	*	%
Jeanette Horvath & Linda M. Horvath	6,898	*	%	3,324	-	10,222	-	*	%
Jeff Grout	41,167	*	%	-	-	41,167	-	*	%
Jeff Mitchell	8,500	*	%	-	-	8,500	-	*	%
Jeffery P Arnold	5,000	*	%	2,500	-	7,500	-	*	%
Jeffrey J. Raymond Jr.	1,000	*	%	-	-	1,000	-	*	%
Jeffrey Quick	7,135	*	%	-	-	7,135	-	*	%
Jeffrey R. Stuart	10,946	*	%	-	15,363	26,309	-	*	%
Jeffrey Smith	2,161	*	%	-	-	2,161	-	*	%
Jill B Guttman	5,000	*	%	2,500	-	7,500	-	*	%
Jill Knuutila	1,000	*	%	-	-	1,000	-	*	%
Jim Eyberg	1,112	*	%	556	-	1,668	-	*	%
Joan Mcguirk IRA RBC Capital Markets LLC Cust	4,000	*	%	-	-	4,000	-	*	%
Joel B Fishman Trust (40)	3,000	*	%	1,500	-	4,500	-	*	%
John A. Sanchez, CPA, LLC (41)	1,500	*	%	-	-	1,500	-	*	%
John Alessandro	-	*	%	-	1,062	1,062	-	*	%
John B Bessey & Linda C Bessey	2,500	*	%	1,250	-	3,750	-	*	%
John B Gerhard IRA RBC Capital Markets LLC Cust	5,000	*	%	-	-	5,000	-	*	%
John C Calhoun Bene IRA	250	*	%	-	-	250	-	*	%
John Fox	2,800	*	%	-	-	2,800	-	*	%
John N Alessandro	125	*	%	-	-	125	-	*	%
John R. Baleno	250	*	%	-	2,123	2,373	-	*	%
John Sarad	6,000	*	%	3,000	-	9,000	-	*	%
John Stampfer	9,000	*	%	-	-	9,000	-	*	%
Joseph Lucosky	5,835	*	%	-	-	5,835	-	*	%
Joseph N. Zizzi Revocable Trust (42)	2,500	*	%	1,250	-	3,750	-	*	%
Kate Hughes	13,872	*	%	5,403	-	19,275	-	*	%
Katherine Raymond	1,000	*	%	-	-	1,000	-	*	%
Keith M Colgate IRA RBC Capital Markets LLC Cust	5,000	*	%	-	-	5,000	-	*	%
Kenneth A Meyer Family Trust (43)	6,500	*	%	3,250	-	9,750	-	*	%
Kenneth L Roberts And Glenda K Roberts	17,566	*	%	7,333	-	24,899	-	*	%
Kenneth Meyer Bene Joyce Meyer Decd Roth	3,500	*	%	-	-	3,500	-	*	%

(continued)

					Number of
					Shares underlying	Shares
				Number of	Promissory Notes	Included
Name of Selling	Shares Owned Prior to			Shares underlying	and / or Preferred	in this	Shares Owned After
Shareholder	the Offering			Warrants	Stock	Prospectus	the Offering
	Number	Percent					Number	Percent
Kenneth N Ash & Teresa R Ash	2,500	*	%	1,250	-	3,750	-	*	%
Kenneth R Porcell / Carol J Tampa	5,787	*	%	2,644	-	8,431	-	*	%
Kent Mundon	1,625	*	%	-	-	1,625	-	*	%
Kermit M Zarley Jr	7,895	*	%	3,823	-	11,718	-	*	%
Kim Ward Eggleston Revocable Trust (44)	-	*	%	1,389	-	1,389	-	*	%
Kronshage Living Trust (45)	5,768	*	%	2,634	-	8,402	-	*	%
Lamour Riddle & Georgia Ann Riddle	5,000	*	%	2,500	-	7,500	-	*	%
Lance Alan Parker	5,000	*	%	2,500	-	7,500	-	*	%
Lawrence D Ray & Phyl A Ray Living Trust (46)	10,000	*	%	5,000	-	15,000	-	*	%
Leeann Devlall	10	*	%	-	-	10	-	*	%
Lenard Farrar III & Ann Farrar Rev Trust (47)	9,048	*	%	4,349	-	13,397	-	*	%
Lenora A. Paulson	10,780	*	%	5,140	-	15,920	-	*	%
Lester F Goldstein and Deanna C Goldstein	-	*	%	1,582	-	1,582	-	*	%
Levelogic, Inc. (48)	5,000	*	%	-	-	5,000	-	*	%
Liesel Van Heerden	10	*	%	-	-	10	-	*	%
Linda Moraski	112,837	2.29%		-	-	112,837	-	*	%
Linda Sue Carrier	617	*	%	-	-	617	-	*	%
Lindsay Altson Zaborowski	10	*	%	-	-	10	-	*	%
Loretta M Patala Decl of Trust (49)	7,500	*	%	3,750	-	11,250	-	*	%
Loretta S Balduc IRA RBC Capital Markets LLC Cust (50)	2,500	*	%	-	-	2,500	-	*	%
Lorine E Vogt Appointment Trust 45" FBO" William T Vogt Jr Trustee (51)	250	*	%	-	-	250	-	*	%
Louis & Rita Pitts Rev Liv Tru (52)	11,592	*	%	5,296	-	16,888	-	*	%
Louise Edwina Smith	11,448	*	%	-	-	11,448	-	*	%
Louise Lineker	10	*	%	-	-	10	-	*	%
Luna Ventures LLC (53)	64,098	1.30%		10,000	-	74,098	-	*	%
Marcus Moreno	1,628	*	%	-	-	1,628	-	*	%
Marcus Moreno and Patti Moreno JTWROS	6,101	*	%	2,851	-	8,952	-	*	%
Margherita Gesualdi	4,634	*	%	-	-	4,634	-	*	%
Mario Dell'Aera, Jr.	8,400	*	%	-	-	8,400	-	*	%
Mark & Troas Brownstein Family Trust (54)	2,888	*	%	1,319	-	4,207	-	*	%
Mark P. Aiello	25,701	*	%	-	-	25,701	-	*	%
Mark Newton	855	*	%	-	-	855	-	*	%
Mark P. Leone	500	*	%	-	4,244	4,744	-	*	%
Mark W. Deseran And Lisa D. Deseran Trustees Of The Deseran Revocable Trust (55)	2,800	*	%	-	-	2,800	-	*	%
Marketbyte, LLC (56)	10,000	*	%	-	-	10,000	-	*	%
Marla I Green	1,030	*	%	-	-	1,030	-	*	%
Marshall J Stein	5,000	*	%	2,500	-	7,500	-	*	%
Martin J. Brill	11,250	*	%	-	-	11,250	-	*	%
Marty Bender	303	*	%	-	-	303	-	*	%
Mary T. Thornton & James W. Thornton Jr.	4,232	*	%	2,041	-	6,273	-	*	%
Masahiro Nishimura	9,372	*	%	5,403	-	14,775	-	*	%
Matthew Briand	224,843	4.56%		112,336	81,072	418,251	-	*	%
Max Taylor And Robin Stos	4,861	*	%	-	-	4,861	-	*	%
Megale, LLC (57)	8,575	*	%	-	-	8,575	-	*	%
Michael & Diane Kierjewski	4,000	*	%	2,000	-	6,000	-	*	%
Michael & Pat Oman Rev Liv Trust (58)	5,000	*	%	2,500	-	7,500	-	*	%
Michael A. Consolazio	79,136	1.60%		-	-	79,136	-	*	%
Michael Baybak & Company, Inc. (59)	6,000	*	%	-	-	6,000	-	*	%
Michael Feliksa Roth IRA RBC Capital Markets LLC Cust (60)	5,000	*	%	-	-	5,000	-	*	%
Michael J. Castelli	-	*	%	1,389	-	1,389	-	*	%
Michael James Ferraro Corp Def Benefit Plan	5,780	*	%	2,640	-	8,420	-	*	%
Michael Mulder	2,397	*	%	-	-	2,397	-	*	%
Michal Wasilewski	832	*	%	422	-	1,254	-	*	%
Micheal Briola	2,000	*	%	-	-	2,000	-	*	%
Michella Trust (61)	24,326	*	%	10,414	-	34,740	-	*	%
MidCap Financial Trust (62)	25,000	*	%	12,000	-	37,000	-	*	%
Mike Gustafson	1,625	*	%	-	-	1,625	-	*	%
Mike Mulder	-	*	%	1,667	-	1,667	-	*	%
Millennium Trust Company, LLC Cust. FBO Stephen Falk IRA (63)	9,150	*	%	-	-	9,150	-	*	%
Miller Family Trust Dtd 7-18-00 (64)	12,234	*	%	5,243	-	17,477	-	*	%
Milliken Family Trust (65)	2,137	*	%	976	-	3,113	-	*	%
Mitchell 1999 Trust (66)	509	*	%	-	-	509	-	*	%
Monica Rodrigues-Arias	448	*	%	-	-	448	-	*	%
Monica Rodriguez	384	*	%	422	-	806	-	*	%
Heather D. Haughey	60,827	1.23%		-	-	60,827	-	*	%
National Financial Services LLC Cust FBO Thomas J Walsh IRA	10,000	*	%	-	-	10,000	-	*	%
National Financial Services LLC FBO Gerald M Frick IRA	5,000	*	%	-	-	5,000	-	*	%
National Financial Services LLC FBO Gerald Mckenna R/O IRA	5,000	*	%	-	-	5,000	-	*	%
National Financial Services LLC FBO John C Morzelewski R/O IRA	2,500	*	%	-	-	2,500	-	*	%
National Financial Services LLC FBO Joseph N Zizzi R/O IRA	2,500	*	%	-	-	2,500	-	*	%
National Financial Services LLC FBO Kathleen M Claussen R/O IRA	10,000	*	%	-	-	10,000	-	*	%
National Financial Services LLC FBO Louis H Pitts R/O IRA	5,000	*	%	-	-	5,000	-	*	%
National Financial Services LLC FBO Norman K Weinstein R/O IRA	10,000	*	%	-	-	10,000	-	*	%
National Financial Services LLC FBO Paul Hayden IRA	5,000	*	%	-	-	5,000	-	*	%
National Financial Services LLC FBO Paul S Rogin Sep IRA	5,000	*	%	-	-	5,000	-	*	%
National Financial Services LLC FBO Ralph Milliken IRA	5,000	*	%	-	-	5,000	-	*	%
National Financial Services LLC FBO Scott D Lovett R/O IRA	2,500	*	%	-	-	2,500	-	*	%
National Financial Services LLC FBO Yellapu Anjan IRA	2,500	*	%	-	-	2,500	-	*	%
Nazim Lokhandwala	140	*	%	-	1,189	1,329	-	*	%
Nelson Cruz	22,987	*	%	10,494	-	33,481	-	*	%
Nevastar Investments Corp (67)	28,372	*	%	12,936	-	41,308	-	*	%
New Greenridge Global LLC (68)	5,000	*	%	-	-	5,000	-	*	%
Nga Management (69)	1,000	*	%	-	-	1,000	-	*	%
Nhlanhla Zondo	10	*	%	-	-	10	-	*	%
Nicholas E Miller	6,469	*	%	2,610	-	9,079	-	*	%
Nick Koutsitivits	15,100	*	%	-	-	15,100	-	*	%
Nicol Stryker	1,000	*	%	-	-	1,000	-	*	%
Ofelia Centeno Descendants Trust (70)	5,000	*	%	2,500	-	7,500	-	*	%

(continued)

					Number of
					Shares underlying	Shares
				Number of	Promissory Notes	Included
Name of Selling	Shares Owned Prior to			Shares underlying	and / or Preferred	in this	Shares Owned After
Shareholder	the Offering			Warrants	Stock	Prospectus	the Offering
	Number	Percent					Number	Percent
P L Herzstein Re Intervivor Tr (71)	7,888	*	%	3,819	-	11,707	-	*	%
Patricia A. Hirt	11,579	*	%	5,290	-	16,869	-	*	%
Patricia M Lewis Family Living Trust (72)	5,396	*	%	1,323	-	6,719	-	*	%
Patricia M. Lewis	-	*	%	1,250	-	1,250	-	*	%
Patrick A. Dempsey	5,000	*	%	6,389	-	11,389	-	*	%
Patrick B Muscati Living Trust (73)	2,296	*	%	1,048	-	3,344	-	*	%
Paul David Crain	1,000	*	%	-	8,487	9,487	-	*	%
Paul Emerick IRA RBC Capital Markets LLC Cust	6,000	*	%	-	-	6,000	-	*	%
Paul Polito	13,064	*	%	7,475	-	20,539	-	*	%
PBNJ Advisors, Inc. (74)	1,800	*	%	-	-	1,800	-	*	%
PCG Advisory Group (75)	7,500	*	%	-	-	7,500	-	*	%
Pensco Trust Company FBO: Jill M. Knuutila IRA (76)	5,000	*	%	2,500	-	7,500	-	*	%
Phathekile Dolph Nxele	10	*	%	-	-	10	-	*	%
Proactive Capital Resources Group, LLC (77)	5,000	*	%	-	-	5,000	-	*	%
Pylon Management, Inc (78)	29,065	*	%	-	-	29,065	-	*	%
R. Douglas Armstrong	875	*	%	-	2,551	3,426	-	*	%
R/N/O National Financial Services LLC CUST FBO Thomas J Walsh IRA	-	*	%	5,000	-	5,000	-	*	%
R3 Trading Partners, LLC (79)	110,103	2.23%		26,390	-	136,493	-	*	%
Raheb Family Trust Agreement (80)	5,000	*	%	2,500	-	7,500	-	*	%
Rajan Parekh and Jill Parekh	6,976	*	%	2,613	-	9,589	-	*	%
Raymond A Konkol Jr.	5,000	*	%	2,500	-	7,500	-	*	%
Raymond James & Assoc Inc Csdn FBO David Keeling IRA	5,000	*	%	-	-	5,000	-	*	%
Raymond James & Assoc Inc Csdn FBO Deborah Wichterman IRA	3,500	*	%	-	-	3,500	-	*	%
Raymond James & Assoc Inc Csdn FBO Leighton Kidder IRA	2,500	*	%	-	-	2,500	-	*	%
Raymond James & Assoc Inc Csdn FBO Paul Gruber IRA U/A/D 6/24/14	2,000	*	%	-	-	2,000	-	*	%
Raymond James & Assoc Inc Csdn FBO Stacie Riggs (Bene) IRA	2,500	*	%	-	-	2,500	-	*	%
Raymond James & Assoc Inc Csdn FBO Thomas G Ashe IRA	2,500	*	%	-	-	2,500	-	*	%
Raymond James & Assoc Inc Csdn FBO Walter Schneble IRA	2,500	*	%	-	-	2,500	-	*	%
Raymond James & Assoc Inc Csdn Fro Gary Pisel IRA	5,000	*	%	-	-	5,000	-	*	%
Raymond James & Associates, Inc. CSDN FBO David L Keeling IRA	-	*	%	2,500	-	2,500	-	*	%
Raymond James & Associates, Inc. CSDN FBO Deborah Wichterman IRA	-	*	%	1,750	-	1,750	-	*	%
Raymond James & Associates, Inc. CSDN FBO Gary H Pisel IRA	-	*	%	2,500	-	2,500	-	*	%
Raymond James & Associates, Inc. CSDN FBO John Goryl IRA	-	*	%	2,500	-	2,500	-	*	%
Raymond James & Associates, Inc. CSDN FBO Leighton Kidder IRA	-	*	%	1,250	-	1,250	-	*	%
Raymond James & Associates, Inc. CSDN FBO Paul A Gruber IRA	-	*	%	1,000	-	1,000	-	*	%
Raymond James & Associates, Inc. CSDN FBO Thomas G Ashe IRA	-	*	%	1,250	-	1,250	-	*	%
Raymond James & Associates, Inc. CSDN FBO Walter J Schneble IRA	-	*	%	1,250	-	1,250	-	*	%
Raymond James & Associates, Inc. CSDN Patricia Egan IRA	-	*	%	1,250	-	1,250	-	*	%
Raymond James And Assoc Inc CSDN FBO John Goryl IRA	5,000	*	%	-	-	5,000	-	*	%
RBC Capital Markets LLC Cust FBO Barbara Lubsen IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Carl H Parker IRA	-	*	%	5,000	-	5,000	-	*	%
RBC Capital Markets LLC Cust FBO David R Gobelle IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Deane A Novak IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Dennis A Johnson IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Donna S Parkinson IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Douglas P Goodrich IRA	10,000	*	%	5,000	-	15,000	-	*	%
RBC Capital Markets LLC Cust FBO Eric J Koppitsch IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Gerald M Frick IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Hans P Jordi IRA	-	*	%	1,500	-	1,500	-	*	%
RBC Capital Markets LLC Cust FBO Howard Balduc IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO James D Egan IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO James Markakis Roth IRA	10,000	*	%	5,000	-	15,000	-	*	%
RBC Capital Markets LLC Cust FBO Joan McGuirk IRA	-	*	%	2,000	-	2,000	-	*	%
RBC Capital Markets LLC Cust FBO John B Gerhard IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO John C Morzelewski IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Joseph N Zizzi IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Kathleen M Claussen IRA	-	*	%	5,000	-	5,000	-	*	%
RBC Capital Markets LLC Cust FBO Kathy A Fintel Sep IRA	3,500	*	%	-	-	3,500	-	*	%
RBC Capital Markets LLC Cust FBO Keith M ColgateIRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Kenneth Meyer Bene Joyce Meyer Decd Roth IRA	-	*	%	1,750	-	1,750	-	*	%
RBC Capital Markets LLC Cust FBO Lester Goldstein Roth IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Loretta S Balduc IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Louis H Pitts IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Michael J Feliksa Roth IRA	-	*	%	750	-	750	-	*	%

(continued)

					Number of
					Shares underlying	Shares
				Number of	Promissory Notes	Included
Name of Selling	Shares Owned Prior to			Shares underlying	and / or Preferred	in this	Shares Owned After
Shareholder	the Offering			Warrants	Stock	Prospectus	the Offering
	Number	Percent					Number	Percent
RBC Capital Markets LLC Cust FBO Norman K Weinstein IRA	-	*	%	5,000	-	5,000	-	*	%
RBC Capital Markets LLC Cust FBO Paul Hayden IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Paul L Emerick IRA	-	*	%	3,000	-	3,000	-	*	%
RBC Capital Markets LLC Cust FBO Paul S Rogin Sep IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Ralph Milliken IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Richard G Strub IRA	-	*	%	8,100	-	8,100	-	*	%
RBC Capital Markets LLC Cust FBO Robert B Kirby IRA	-	*	%	3,750	-	3,750	-	*	%
RBC Capital Markets LLC Cust FBO Robert D Sugar IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Robin Rawlings IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Ruth Drapkin IRA	-	*	%	1,750	-	1,750	-	*	%
RBC Capital Markets LLC Cust FBO Scott D Lovett IRA	-	*	%	1,250	-	1,250	-	*	%
RBC Capital Markets LLC Cust FBO Son Quang Le IRA	-	*	%	2,000	-	2,000	-	*	%
RBC Capital Markets LLC Cust FBO Stephen J Green Stephen Green PC Simple IRA	-	*	%	5,000	-	5,000	-	*	%
RBC Capital Markets LLC Cust FBO Terrence M Lubsen IRA	-	*	%	2,500	-	2,500	-	*	%
RBC Capital Markets LLC Cust FBO Yellapu Anjan IRA	-	*	%	1,250	-	1,250	-	*	%
RBO Capital Markets LLC Cust FBO Berta I Tisovic IRA	-	*	%	5,000	-	5,000	-	*	%
RBO Capital Markets LLC Cust FBO Elvira Feliksa Roth IRA	-	*	%	2,000	-	2,000	-	*	%
RBO Capital Markets LLC Cust FBO Gerald McKenna IRA	-	*	%	2,500	-	2,500	-	*	%
RBO Capital Markets LLC Cust FBO Kathy A Fintel Sep IRA	-	*	%	1,750	-	1,750	-	*	%
RBO Capital Markets LLC Cust FBO Michael J Feliksa IRA	-	*	%	1,750	-	1,750	-	*	%
RBO Capital Markets LLC Cust FBO William Kost IRA	-	*	%	1,250	-	1,250	-	*	%
Rhoda Dakin Chr Rem Annuity Tr (81)	-	*	%	4,500	-	4,500	-	*	%
Richard Arnitz	2,500	*	%	1,250	-	3,750	-	*	%
Richard Blaschke Trust (82)	10,238	*	%	4,869	-	15,107	-	*	%
Richard G Strub IRA RBC Capital Markets LLC Cust	16,200	*	%	-	-	16,200	-	*	%
Richman Mboneni Nkabani	10	*	%	-	-	10	-	*	%
River Star (83)	3,639	*	%	-	-	3,639	-	*	%
Robert B Kirby IRA RBC Capital Markets LLC Cust	7,500	*	%	-	-	7,500	-	*	%
Robert Beauchamp	5,000	*	%	2,500	-	7,500	-	*	%
Robert D Sugar IRA RBC Capital Markets LLC Cust	2,500	*	%	-	-	2,500	-	*	%
Robert D Whitlatch / Mary Sandra Whitlatch	9,823	*	%	4,487	-	14,310	-	*	%
Robert G White Living Trust (84)	5,000	*	%	2,500	-	7,500	-	*	%
Robert George Oettle	10	*	%	-	-	10	-	*	%
Robert L. Sugar and Vicki L. Sugar	4,000	*	%	2,000	-	6,000	-	*	%
Robert O Mayer & Julie Mayer	4,834	*	%	-	-	4,834	-	*	%
Robert O Mayer & Julie Mayer Ttee U/A Dtd 11/13/13 (85)	4,415	*	%	-	-	4,415	-	*	%
Robert O. & Julie Mayer Family Trust (86)	6,084	*	%	-	-	6,084	-	*	%
Robert O. Mayer	9,750	*	%	2,779	-	12,529	-	*	%
Robert S. Rein	36,245	*	%	-	-	36,245	-	*	%
Robert Y. Lee	24,000	*	%	-	-	24,000	-	*	%
Robert Y. Lee C/F Robert Y. Lee II	3,250	*	%	-	-	3,250	-	*	%
Robin Rawlings IRA RBC Capital Markets LLC Cust	5,000	*	%	-	-	5,000	-	*	%
Robin Ude	5,885	*	%	-	-	5,885	-	*	%
Robyn Brenda Hoepner	10	*	%	-	-	10	-	*	%
Roland And Cindy Gentner	11,001	*	%	-	-	11,001	-	*	%
Roland Gentner & Cynthia Louise Gentner JTWROS	15,402	*	%	-	-	15,402	-	*	%
Romanish Family Living Trust (87)	10,775	*	%	5,138	-	15,913	-	*	%
Ronald Perlove	5,000	*	%	2,500	-	7,500	-	*	%
Ross W Mckie	17,601	*	%	-	-	17,601	-	*	%
Rubenstein Family Trust (88)	-	*	%	1,389	-	1,389	-	*	%
Rudolf Muller	10	*	%	-	-	10	-	*	%
Ruth Drapkin IRA RBC Capital Markets LLC Cust	3,500	*	%	-	-	3,500	-	*	%
RVR Consulting Group II, LLC (89)	1,900	*	%	-	-	1,900	-	*	%
Ryan Lovett	138	*	%	-	-	138	-	*	%
Ryan Paul Stevenson	10	*	%	-	-	10	-	*	%
S J Laband and L Kubby Trust (90)	6,969	*	%	2,606	-	9,575	-	*	%
Sadir Hamad	3,500	*		1,750	-	5,250	-	*	%
Sandra K. Kleen & Frederick L. Killion	2,500	*		1,250	-	3,750	-	*	%
Sandra L Velotta / John C Velotta	5,788	*		2,644	-	8,432	-	*	%
Sanele Majola	10	*		-	-	10	-	*	%
Schwarting Revocable Trust (91)	7,308	*		3,554	-	10,862	-	*	%
Scott Reed	6,017	*		-	-	6,017	-	*	%
Scott Schlegel	7,500	*		3,750	-	11,250	-	*	%
Scott Unfug	2,778	*		1,389	-	4,167	-	*	%
Seton Services, Ltd. (92)	2,500	*		-	-	2,500	-	*	%
Seven Investre, LLC (93)	143,862	2.92%		26,945	-	170,807	-	*	%
Sharyn Rena Dabbs	10	*		-	-	10	-	*	%
Simon Dealy	4,634	*		-	-	4,634	-	*	%
Simon Lythgoe	22,297	*		-	-	22,297	-	*	%
Siphamandla Emmanuel Maphalala	10	*		-	-	10	-	*	%
Slobodzian-Weegar Trust Dtd 6/11/04 (94)	5,000	*		2,500	-	7,500	-	*	%
Sodak Offerings II, LLC (95)	8,704	*		-	-	8,704	-	*	%
Son Le IRA RBC Capital Markets LLC Cust	4,000	*		-	-	4,000	-	*	%
St. George Investments LLC (96)	-	*		-	34,339	34,339	-	*	%

(continued)

					Number of
					Shares underlying	Shares
				Number of	Promissory Notes	Included
Name of Selling	Shares Owned Prior to			Shares underlying	and / or Preferred	in this	Shares Owned After
Shareholder	the Offering			Warrants	Stock	Prospectus	the Offering
	Number	Percent					Number	Percent
Stein Family Revocable Trust (97)	23,030	*	%	7,824	5,127	35,981	-	*	%
Stephen Green Simple IRA	10,000	*	%	-	-	10,000	-	*	%
Stephen H Patyk and Linda S Patyk	5,174	*	%	2,087	-	7,261	-	*	%
Sterne & Leach Inc C/F John D. Marks IRA	250	*	%	-	2,123	2,373	-	*	%
Sterne Agee & Leach Inc C/F Beverly F German R/O IRA	500	*	%	-	4,244	4,744	-	*	%
Sterne Agee & Leach Inc C/F Linda M Fitzgerald IRA	2,000	*	%	-	16,973	18,973	-	*	%
Steve Miller	13,065	*	%	7,474	-	20,539	-	*	%
Steve R Kalkman	7,500	*	%	12,084	-	19,584	-	*	%
Steve R Kalkman Marty J Kalkman Ttees (98)	34,270	*	%	-	-	34,270	-	*	%
Steve Thompson	13,064	*	%	7,474	-	20,538	-	*	%
Steven Douglas Stinemetz	11,411	*	%	-	-	11,411	-	*	%
Steven Washburn	1,440	*	%	-	-	1,440	-	*	%
Stuart Gregory Milton	14,501	*	%	-	-	14,501	-	*	%
Stuart Gregory Milton, Julie Elizabeth Milton And St Cross Trustees Limited Acting as Trustees of the Helpsonic Limited Pension Scheme (99)	3,055	*	%	-	-	3,055	-	*	%
Sukong Pang	9,372	*	%	5,403	-	14,775	-	*	%
Susanna Catharina Aletta Muller	10	*	%	-	-	10	-	*	%
Terrence M Lubsen IRA RBC Capital Markets LLC Cust	5,000	*	%	-	-	5,000	-	*	%
The Anjan Family Living Trust (100)	8,275	*	%	3,888	-	12,163	-	*	%
The Bluebaugh Family Living Trust (101)	10,000	*	%	5,000	-	15,000	-	*	%
The Crouse Living Trust (102)	3,231	*	%	1,303	-	4,534	-	*	%
The Daack Family Living Trust (103)	3,500	*	%	1,750	-	5,250	-	*	%
The Donald R. Arnold Trust (104)	12,957	*	%	5,229	-	18,186	-	*	%
The Hart Family Living Trust (105)	12,148	*	%	5,200	-	17,348	-	*	%
The James D Gadd Living Trust (106)	10,790	*	%	5,145	-	15,935	-	*	%
The Larissa Hagin Living Trust (107)	12,241	*	%	5,246	-	17,487	-	*	%
The Messina Living Trust (108)	5,000	*	%	2,500	-	7,500	-	*	%
The Michael Semprini Living Trust (109)	5,000	*	%	2,500	-	7,500	-	*	%
The MTG & JSG Family Trust (110)	2,500	*	%	1,250	-	3,750	-	*	%
The Poppy Trust (111)	10,996	*	%	-	-	10,996	-	*	%
The Salmon Family Living Trust (112)	24,303	*	%	10,402	-	34,705	-	*	%
The Williams Family Living Trust (113)	15,774	*	%	6,513	-	22,287	-	*	%
Theobald Marital GST Non-Exempt Trust (114)	16,028	*	%	7,500	-	23,528	-	*	%
Thomas Gallo	100	*	%	-	-	100	-	*	%
Thomas J. Dietz	1,000	*	%	-	-	1,000	-	*	%
Thomas M. Aykroid	2,778	*	%	1,389	-	4,167	-	*	%
Thomas Tobin	250	*	%	-	-	250	-	*	%
Timothy H Crawford Separate Property Trust (115)	3,850	*	%	1,925	-	5,775	-	*	%
Timothy S. Crawford	2,800	*	%	-	-	2,800	-	*	%
Timothy Thelen	1,440	*	%	-	-	1,440	-	*	%
Tipton Family Trust (116)	2,500	*	%	1,250	-	3,750	-	*	%
Tom Celani	10,000	*	%	-	-	10,000	-	*	%
Transvest, LLC (117)	9,225	*	%	-	-	9,225	-	*	%
Trilogy Capital Partners Inc (118)	187,500	3.80%		-	-	187,500	-	*	%
Venus Global Enterprises Inc. (119)	5,994	*	%	-	-	5,994	-	*	%
Vincent G. Young	-	*	%	-	16,973	16,973	-	*	%
Virginia Anne Cahal	500	*	%	-	4,245	4,745	-	*	%
Wade Pearson	33,100	*	%	-	-	33,100	-	*	%
Ward Family Trust (120)	5,000	*	%	2,500	-	7,500	-	*	%
Wayne Miiller	6,482	*	%	-	-	6,482	-	*	%
Wayne Ricardo Chetty	10	*	%	-	-	10	-	*	%
William & Nancy Earl Fam Liv Trust (121)	5,787	*	%	2,644	-	8,431	-	*	%
William A Kost IRA Rob Capital Markets LLC Cust	2,500	*	%	-	-	2,500	-	*	%
William Blocher Family Liv Trust (122)	5,798	*	%	2,649	-	8,447	-	*	%
William E McHale Jr Revocable Trust (123)	3,464	*	%	1,582	-	5,046	-	*	%
William S Mentis	11,426	*	%	5,088	-	16,514	-	*	%
Yachung Syu	5,000	*	%	2,500	-	7,500	-	*	%
Yunghahn Family Trust A (124)	2,500	*	%	1,250	-	3,750	-	*	%
Zach Brodt	10,190	*	%	-	-	10,190	-	*	%

	4,557,765	92%		1,276,060	1,360,581	7,194,406	-	*	%

(1)	Demetrios Mallios and Avi Mirman are the natural persons who hold voting and/or investment control over the securities.
(2)	Demetrios Mallios and Avi Mirman are the natural persons who hold voting and/or investment control over the securities.
(3)	Joseph Figliolo is the natural person who holds voting and/or investment control over the securities.
(4)	Brendan Rempel is the natural person who holds voting and/or investment control over the securities.
(5)	Steven A Lawson is the natural person who holds voting and/or investment control over the securities.
(6)	Verna M Blake is the natural person who holds voting and/or investment control over the securities.
(7)	Jacqueline L Bowers is the natural person who holds voting and/or investment control over the securities.
(8)	Steven A Lawson is the natural person who holds voting and/or investment control over the securities.
(9)	Brooke E Miller is the natural person who holds voting and/or investment control over the securities.
(10)	Dimitri Villard is the natural person who holds voting and/or investment control over the securities.
(11)	Roland W Gentner is the natural person who holds voting and/or investment control over the securities.
(12)	These shares were issued to Citrin Cooperman & Company LLP ("CC") for Board of Director and Committee services by Nicholas Florio, who is a partner of CC. Mr. Florio disclaims beneficial ownership of the securities held by CC, except to the extent of his pecuniary interest therein.
(13)	Cynthia L Gentner is the natural person who holds voting and/or investment control over the securities.
(14)	Keith Miller is the natural person who holds voting and/or investment control over the securities.
(15)	Su-Fung Zau is the natural person who holds voting and/or investment control over the securities.
(16)	Harvey Kesner is the natural person who holds voting and/or investment control over the securities.
(17)	Robert Keyser, Jr., Michael Vasinkevich, and Frank Salvatore are the natural persons who hold voting and/or investment control over the securities.
(18)	Douglas Ellenoff, Barry Grossman, and Allen Schole are the natural persons who hold voting and/or investment control over the securities.
(19)	Elvira E Feliksa is the natural person who holds voting and/or investment control over the securities.
(20)	Daniel Minton is the natural person who holds voting and/or investment control over the securities.
(21)	Eugene T. Walsh and Julia P Walsh are the natural persons who hold voting and/or investment control over the securities.
(22)	Kok Heng Chew and Yachung Syu are the natural persons who hold voting and/or investment control over the securities.
(23)	A Lawrence Faudskar and Michelle P Faudskar are the natural persons who hold voting and/or investment control over the securities.
(24)	John J Fenton and Elizabeth M Fenton are the natural persons who hold voting and/or investment control over the securities.
(25)	Henry L Fox and Elaine Fox are the natural persons who hold voting and/or investment control over the securities.
(26)	Peter Frick and Arelene Frick are the natural persons who hold voting and/or investment control over the securities.
(27)	Gary R Miehe and Ann M Miehe are the natural persons who hold voting and/or investment control over the securities.
(28)	J Bruce Gerhard and Lola A Gerhard are the natural persons who hold voting and/or investment control over the securities.
(29)	Andrew Glen Conly and Barbara Conly are the natural persons who hold voting and/or investment control over the securities.
(30)	Peter Goldstein is the natural person who holds voting and/or investment control over the securities.
(31)	Roger M Couture and Carmen Couture are the natural persons who hold voting and/or investment control over the securities.
(32)	Arthur F Grisham and Bonita J Grisham are the natural persons who hold voting and/or investment control over the securities.
(33)	Timothy Dermer and Gloria Dermer are the natural persons who hold voting and/or investment control over the securities.
(34)	Dennis Hartunian and Natalie Hartunian are the natural persons who hold voting and/or investment control over the securities.
(35)	Ervin Santana is the natural person who holds voting and/or investment control over the securities.
(36)	Scott Kaufman, Neal Kaufman, and Sean McAvoy are the natural persons who hold voting and/or investment control over the securities.
(37)	Robert F Hirt and Patricia A Hirt are the natural persons who hold voting and/or investment control over the securities.
(38)	Jack Stone and Zella M Stone are the natural persons who hold voting and/or investment control over the securities.
(39)	James A Trusty and Gabriella Trusty are the natural persons who hold voting and/or investment control over the securities.
(40)	Joel B Fishman is the natural person who holds voting and/or investment control over the securities.

(41)	John A Sanchez is the natural person who holds voting and/or investment control over the securities.
(42)	Joseph N. Zizzi is the natural person who holds voting and/or investment control over the securities.
(43)	Kenneth Meyer is the natural person who holds voting and/or investment control over the securities.
(44)	Kim Ward Eggleston is the natural person who holds voting and/or investment control over the securities.
(45)	Gerhard Kronshage and Una Kronshage are the natural persons who hold voting and/or investment control over the securities.
(46)	Lawrence D Ray and Phyl A Ray are the natural persons who hold voting and/or investment control over the securities.
(47)	Lenard Farrar and Ann M Farrar are the natural persons who hold voting and/or investment control over the securities.
(48)	Joji Mangubat is the natural person who holds voting and/or investment control over the securities.
(49)	Loretta M Patala is the natural person who holds voting and/or investment control over the securities.
(50)	Loretta S Balduc is the natural person who holds voting and/or investment control over the securities.
(51)	William T. Vogt Jr. is the natural person who holds voting and/or investment control over the securities.
(52)	Louis H Pitts and Rita J Pitts are the natural persons who hold voting and/or investment control over the securities.
(53)	Tom Celani is the natural person who holds voting and/or investment control over the securities.
(54)	Mark Brownstein and Troas Brownstein are the natural persons who hold voting and/or investment control over the securities.
(55)	Mark W Deseran and Lisa D Deseran are the natural persons who hold voting and/or investment control over the securities.
(56)	Larry Isen is the natural person who holds voting and/or investment control over the securities.
(57)	Demetrios Mallios and Avi Mirman are the natural persons who hold voting and/or investment control over the securities.
(58)	Michael Oman is the natural person who holds voting and/or investment control over the securities.
(59)	Michael Baybak is the natural person who holds voting and/or investment control over the securities.
(60)	Michael J Feliksa is the natural person who holds voting and/or investment control over the securities.
(61)	Ella L Palmquist is the natural person who holds voting and/or investment control over the securities.
(62)	Howard Widra and Steven Curwin are the natural persons who hold voting and/or investment control over the securities.
(63)	Stephen Falk is the natural person who holds voting and/or investment control over the securities.
(64)	Ira J Miller and Adrienne N Miller are the natural persons who hold voting and/or investment control over the securities.
(65)	Ralph Milliken and Dorothy Milliken are the natural persons who hold voting and/or investment control over the securities.
(66)	Michael E Mitchell is the natural person who holds voting and/or investment control over the securities.
(67)	J Michael Paulson is the natural person who holds voting and/or investment control over the securities.
(68)	Norman Goldstein is the natural person who holds voting and/or investment control over the securities.
(69)	Norman Goldstein is the natural person who holds voting and/or investment control over the securities.
(70)	Ofelia J Centeno is the natural person who holds voting and/or investment control over the securities.
(71)	Paula L Herzstein is the natural person who holds voting and/or investment control over the securities.
(72)	Patricia M Lewis is the natural person who holds voting and/or investment control over the securities.
(73)	Patrick B Muscati is the natural person who holds voting and/or investment control over the securities.
(74)	Benjamin Cohen is the natural person who holds voting and/or investment control over the securities.
(75)	Jeff Ramson is the natural person who holds voting and/or investment control over the securities.
(76)	Jill M Knuutila is the natural person who holds voting and/or investment control over the securities.
(77)	Jeff Ramson is the natural person who holds voting and/or investment control over the securities.
(78)	Jeff Raymond is the natural person who holds voting and/or investment control over the securities.
(79)	Robert O Mayer is the natural person who holds voting and/or investment control over the securities.
(80)	Walter J Raheb and Dorothy Raheb are the natural persons who hold voting and/or investment control over the securities.

(81)	Rhoda Dakin is the natural person who holds voting and/or investment control over the securities.
(82)	Richard Blaschke is the natural person who holds voting and/or investment control over the securities.
(83)	Nicholas Cocco and James Cocco are the natural persons who hold voting and/or investment control over the securities.
(84)	Robert G White is the natural person who holds voting and/or investment control over the securities.
(85)	Robert O Mayer & Julie Mayer are the natural persons who hold voting and/or investment control over the securities.
(86)	Robert O Mayer & Julie Mayer are the natural persons who hold voting and/or investment control over the securities.
(87)	Sara M Romanish and Jacquelyn C Romanish are the natural persons who hold voting and/or investment control over the securities.
(88)	Robert Rubenstein is the natural person who holds voting and/or investment control over the securities.
(89)	Rebecca R Irish is the natural person who holds voting and/or investment control over the securities.
(90)	Steven James Laband and Laurel Anne Kubby are the natural persons who hold voting and/or investment control over the securities.

(91)	Walter A Schwarting and Mary Jo Schwarting are the natural persons who hold voting and/or investment control over the securities.
(92)	Toni Vallen is the natural person who holds voting and/or investment control over the securities.
(93)	Robert O Mayer and Roland W Gentner are the natural persons who hold voting and/or investment control over the securities.
(94)	Kurt Slobodzian and Patricia Weegar are the natural persons who hold voting and/or investment control over the securities.
(95)	Robert O Mayer is the natural person who holds voting and/or investment control over the securities.
(96)	John Fife is the natural person who holds voting and/or investment control over the securities.
(97)	Dean Loren Stein and Jodi Stein are the natural persons who hold voting and/or investment control over the securities.
(98)	Steve R Kalkman is the natural person who holds voting and/or investment control over the securities.
(99)	Stuart Gregory Milton and Julie Elizabeth Milton are the natural persons who hold voting and/or investment control over the securities.
(100)	Yellapu Anjan and Lakshmi Munukutla are the natural persons who hold voting and/or investment control over the securities.
(101)	Dewayne Bluebaugh and Rima Bluebaugh are the natural persons who hold voting and/or investment control over the securities.
(102)	Lester E Crouse Jr. is the natural person who holds voting and/or investment control over the securities.
(103)	Daniel L Daack and Bobbie J Daack are the natural persons who hold voting and/or investment control over the securities.
(104)	Donald R Arnold is the natural person who holds voting and/or investment control over the securities.
(105)	Ellen W Liu-Hart and Donald S Hart are the natural persons who hold voting and/or investment control over the securities.
(106)	James D. Gadd is the natural person who holds voting and/or investment control over the securities.
(107)	Larissa Hagin is the natural person who holds voting and/or investment control over the securities.
(108)	Maria P Messina is the natural person who holds voting and/or investment control over the securities.
(109)	Michael Semprini is the natural person who holds voting and/or investment control over the securities.
(110)	Michael T Gaumond and Jennifer S Gaumond are the natural persons who hold voting and/or investment control over the securities.
(111)	Louise Edwina Smith is the natural person who holds voting and/or investment control over the securities.
(112)	Edward R Salmon and Gwendoline S Salmon are the natural persons who hold voting and/or investment control over the securities.
(113)	Darrell R Williams and Mary B Williams are the natural persons who hold voting and/or investment control over the securities.
(114)	Jennifer J Theobald is the natural person who holds voting and/or investment control over the securities.
(115)	Timothy H Crawford is the natural person who holds voting and/or investment control over the securities.
(116)	Joyce L Tipton is the natural person who holds voting and/or investment control over the securities.
(117)	Richard Engman is the natural person who holds voting and/or investment control over the securities.
(118)	Alfonso J. Cervantes is the natural person who holds voting and/or investment control over the securities.
(119)	Scott A Bair is the natural person who holds voting and/or investment control over the securities.
(120)	Bernice A Ward is the natural person who holds voting and/or investment control over the securities.
(121)	William Earl and Nancy Earl are the natural persons who hold voting and/or investment control over the securities.
(122)	William B Blocher DDS is the natural person who holds voting and/or investment control over the securities.
(123)	William E McHale is the natural person who holds voting and/or investment control over the securities.
(124)	Peggy Yunghahn is the natural person who holds voting and/or investment control over the securities.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

We will not receive any of the proceeds from the sale of resale shares offered by the selling stockholders. We are registering these shares for sale to provide the selling stockholders with freely tradable securities, but the registration of the shares does not necessarily mean that any of them will actually be offered or sold.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

OVERVIEW OF OUR CAPITAL STOCK

The following description of the material provisions of our capital stock is based upon our articles of incorporation, as amended, which we refer to as our Articles of Incorporation, and our bylaws, as amended, which we refer to as our Bylaws, and applicable provisions of law, in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

Certain provisions of the Nevada Revised Statutes, our Articles of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

Common Stock

As of February 18, 2016, 20,000,000 shares of our common stock, par value $0.00001 per share, were authorized and 4,931,669 shares were outstanding. The general terms of our common stock are described below within the section of this prospectus entitled “Description of Our Common Stock.”

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.00001 per share, without the approval of our stockholders. Our Board of Directors is authorized to issue such preferred stock in such series and with such preferences, limitations and relative rights as our Board of Directors determines from time to time. Our Articles of Incorporation currently authorize our Board of Directors to issue 20,000,000 shares of preferred stock and as of February 18, 2016, we had issued and outstanding 1,663,008 Series A Preferred Stock shares, 113,000 Series B Preferred Stock shares and accrued dividends totaling $199,561.

Certain Provisions of Our Articles of Incorporation, Bylaws and Nevada Law

The Nevada Revised Statutes (“NRS”), the Articles of Incorporation and the Bylaws include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control:

General

The Bylaws provide that the number of directors will not be less than 1 or more than 13, with the exact number to be fixed by the board of directors from time to time. Our directors are elected annually. The Bylaws also provide that directors may be removed from office with or without cause only by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares entitled to vote at an election of directors.

In addition to any approvals or consents that may be required under the terms of any outstanding preferred stock, an amendment to our Articles of Incorporation requires approval of our board of directors and the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock.

Antitakeover Provisions of Nevada Law

Staffing 360 may be subject to Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive), which prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for 2 years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such 2-year period. For purposes of these statutes, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the 2 previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Staffing 360 has not opted out of these statutes in its Articles of Incorporation.

Staffing 360 may also be subject to Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive), which contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (i) one-fifth or more, but less than one-third, (ii) one-third or more, but less than a majority or (iii) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become "control shares" to which the voting restrictions described above apply. These statutes apply to a Nevada corporation if it has 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger) and does business in the State of Nevada directly or through an affiliated corporation, unless its articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. Staffing 360 has not opted out of these statutes in its Articles of Incorporation or Bylaws.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “STAF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

 The following securities may be offered, at any time and from time to time, pursuant to this prospectus:

•	our debt securities, in one or more series;

•	shares of our preferred stock, par value $0.00001 per share;

•	shares of our common stock, par value $0.00001 per share;

•	warrants to purchase any of the other securities that may be sold under this prospectus; or

•	any combination of these securities.

Debt securities offered under this prospectus may be exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to Staffing 360 Solutions, Inc. and not to any of its subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. A series of debt securities may be guaranteed by one or more of our subsidiaries. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series, subject to compliance with the applicable requirements set forth in the indenture. The indenture does not limit the amount of debt securities or other secured or unsecured debt which we or our subsidiaries may issue.

We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture that may be important to you before investing in our debt securities.

General Terms

We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series, subject to compliance with the applicable requirements set forth in the indenture. The indenture does not limit the amount of debt securities which we or our subsidiaries may issue.

We will describe the specific terms of each series of debt securities being offered in a supplement to this prospectus. These terms may include some or all of the following:

•	the title of the securities of the series;

•	any limit on the aggregate principal amount of the securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series, or any tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of the indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

•	interest rates, the dates from which interest, if any, on the debt securities of that series, or any tranche thereof, will accrue, the dates when interest is payable, the maturity and the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series, or any tranche thereof, will be payable and the place or places where those debt securities, or any tranche thereof, may be presented for transfer and, if applicable, conversion or exchange, and, if such is the case, that the principal of that series of debt securities, or any tranche thereof, will be payable without presentment or surrender of those debt securities, or any tranche thereof;

•	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, or any tranche thereof, if we or a holder is to have that option;

•	our obligation, if any, or right, if any, to redeem, repay or purchase those debt securities, or tranche thereof;

•	any sinking fund or other provisions that would obligate us to redeem or repurchase some or all of the debt securities, or any tranche thereof;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to any of our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies, including composite currencies, in which payment of principal of or any premium or interest on those debt securities will be payable and the manner of determining the equivalent of any such amount in United States dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such securities deemed to be outstanding at any time;

•	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the terms and conditions, if any, pursuant to which the securities of such series may be converted into or exchanged for securities or other property of the Company or any other person;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	any variation in the definition of business day, as defined in the indenture, with respect to the securities of such series;

•	any collateral security, assurance or guaranty for the securities of such series;

•	any rights or duties of another person to assume the obligations of Staffing 360 with respect to the securities of such series (whether as joint obligor, primary obligor, secondary obligor or substitute obligor) and any rights or duties to discharge and release any obligor with respect to the securities of such series or the indenture to the extent related to such series;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the terms, if any, on which the debt securities will be guaranteed by any of our subsidiaries;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms, conditions and rights of any debt securities.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of us, except to the limited extent described under “Consolidation, Merger or Sale.”

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount may be described in more detail in any applicable prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities, including for example shares of our equity securities. The terms and conditions of any conversion or exchange features will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

Under the indenture, we cannot consolidate or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless:

•	either (1) we shall be the continuing corporation or the successor corporation or (2) the person formed by such consolidation or into which we are merged or the person to which our properties and assets are transferred or leased is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee an officer's certificate and opinion of counsel required under the indenture.

When the person to whom all or substantially all of our properties and assets are transferred or leased has assumed our obligations under the debt securities and the indenture as described above, we will be released from all our obligations and liabilities under the debt securities and the indenture.

As used in the indenture, the term “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Events of Default

The indenture provides that any one of the following will be an “event of default” with respect to any series of debt securities:

•	failure to pay interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	failure to pay principal or premium, if any, on any debt security of that series when due and payable, either at maturity, upon any redemption or otherwise, and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make a sinking fund payment when due by the terms of a debt security of that series and continuance of such default for a period of 30 days;

•	failure to perform, or breach of, any other covenant of us in the indenture for 90 days after notice to us by the trustee, or to the trustee and us by the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series, specifying such default or breach and requiring it to be remedied;

•	specified events of bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default that we may provide for that series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all the debt securities then outstanding (or, if such debt securities are discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, a declaration of acceleration may be deemed to be rescinded and annulled as provided in the indenture.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of receipt of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Satisfaction, Discharge, Defeasance and Covenant Defeasance

The indenture provides that we may satisfy and discharge obligations with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, sufficient cash or eligible obligations or any combination thereof to pay principal of, and any premium and interest on, all outstanding securities of such series.

In addition, the indenture provides that at our option we may:

•	be discharged from our obligations with respect to the debt securities of a particular series (“defeasance”), or

•	with respect to debt securities of a particular series, cease to comply with certain covenants and restrictions under the indenture, including those described under “Consolidation, Merger or Sale,” and any additional covenants that may be specified for such series (“covenant defeasance”), if we deposit with the trustee sufficient cash or eligible obligations or any combination thereof to pay principal of, and any premium and interest on, all outstanding debt securities of such series. Upon defeasance, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

The defeasance described above is effective only if, among other things, we deliver to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) there has been a change in law or regulation occurring after the date of the indenture, in either case to the effect that (and based thereon such opinion shall confirm that) holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

The covenant defeasance described above is effective only if, among other things, we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations under the debt securities and the indenture;

•	add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default with respect to all or any series of debt securities;

•	add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (1) shall neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any such debt security with respect to such provision or (2) shall become effective only when there is no such debt security outstanding;

•	add collateral security for any debt securities and provide the terms and conditions for the release or substitution thereof;

•	establish the forms or terms of debt securities of any series;

•	add any guarantees with respect to debt securities of any series;

•	provide for uncertificated securities in addition to certificated securities;

•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture or in any supplemental indenture; and

•	make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, or eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series may on behalf of the holders of the debt securities of that series waive any past default and its consequences under the indenture, in each case except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security of such series; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we, the trustee, any paying agent nor any security registrar will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, if at any time we determine that it is not in our best interest or the best interest of the beneficial owners of securities to continue to have a global security representing all of the securities held by the depositary, we may, at our option, execute, and the trustee will authenticate and deliver, securities in definitive form to the depositary in exchange for all or a portion of the global security. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation shall have any liability for any of our obligations, covenants or agreements under the debt securities or the indenture or any indenture supplemental thereto.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

Our Articles of Incorporation authorize our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.00001 per share, without the approval of our stockholders. Our Board of Directors is authorized to issue such preferred stock in such series and with such preferences, limitations and relative rights as our Board of Directors determines from time to time. Our Articles of Incorporation currently authorize our Board of Directors to issue 20,000,000 shares of preferred stock.

Series A Preferred Stock. On May 29, 2015, Staffing 360 designated 1,663,008 shares of preferred stock as Series A Preferred Stock, par value $0.00001 per share. The Series A Preferred Stock has a stated value of $10.00 per share along with a twelve percent (12%) annual dividend payable monthly. Shares of the Series A Preferred Stock are convertible into shares of common stock at the holder’s election at any time prior to December 31, 2018 (“the Redemption Date”), at a conversion rate of one and three tenths (1.3) shares of common stock for every one share of Series A Preferred Stock that the holder elects to convert. Except as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of Staffing 360 legally available for distribution, prior to and in preference to distributions to the holders of Staffing 360’s common stock or classes and series of securities of Staffing 360 which by their terms do not rank senior to the Series A Preferred Stock, and either in preference to or pari passu with the holders of any other series of Preferred Stock that may be issued in the future that is expressly made senior or pari passu, as the case may be, an amount equal to the stated value of the Series A Preferred Stock less any dividends previously paid out on the Series A Preferred Stock.

The holders of Series A Preferred Stock will be entitled to receive cash dividends at the rate of twelve percent (12%) per annum of the stated value of their shares of Series A Preferred Stock, payable monthly in cash, prior to and in preference to any declaration or payment of any dividend on the common stock. So long as any shares of Series A Preferred Stock are outstanding, Staffing 360 shall not declare, pay or set apart for payment any dividend on any shares of common stock or classes and series of preferred securities of Staffing 360 which by their terms do not rank senior to the Series A Preferred Stock, unless at the time of such dividend Staffing 360 shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.

Commencing on the Redemption Date, Staffing 360 shall redeem all of the shares of Series A Preferred Stock of each holder, for cash or for shares of common stock in Staffing 360’s sole discretion. If the redemption purchase price is paid in shares of common stock, the holders shall initially receive one and three tenths (1.3) shares of common stock for each $10.00 of the redemption purchase price. If the redemption purchase price is paid in cash, the redemption price paid to each holder shall be equal to the stated value for each share of Series A Preferred Stock, multiplied by the number of shares of Series A Preferred Stock held by such holder, less the aggregate amount of dividends paid to such holder through the Redemption Date.

Series B Preferred Stock. On December 30, 2015, Staffing 360 filed a Certificate of Designations, Preferences and Rights of Series B Preferred Stock with the Nevada Secretary of State, pursuant to which the Company designated 200,000 shares as Series B Preferred Stock, par value $0.00001 per share. The Series B Preferred Stock shall have a stated value of $10.00 per share. Except as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

In the event of a liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to its stockholders shall be distributed on a pari passu basis among the holders of shares of the Series B Preferred Stock and the holders of the Company’s common stock, par value $0.00001 per share, pro rata based on the number of shares held by each such holder.

There will be no dividends associated with the Series B Preferred Stock or payable to the holders. If a holder elects to convert the Series B Preferred Stock into common stock, then the holder will have the same rights and receive the same dividends, if any, as the holders of the common Stock.

At any time each holder may elect to convert the shares of Series B Preferred Stock held by such holder into shares of common stock. Upon the Series B Conversion, a holder shall receive one share of common stock for every one share of Series B Preferred Stock that the holder elects to convert; provided, however, that (i) to the extent that the holder’s right to receive such amount of common Stock upon conversion of the shares of Series B Preferred Stock would result in the holder holding in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Series B Preferred Stock, then the holder shall not be entitled to convert such shares of Series B Preferred Stock into a number of common stock that exceeds such beneficial ownership limitation, and (ii) notwithstanding any other provision of the Certificate of Designation to the contrary, in no event can conversion of the Series B Preferred Stock pursuant the Certificate of Designation result in the issuance of shares of common stock that would exceed the “Exchange Cap”. The "Exchange Cap" shall be deemed to have been reached if, at any time prior to the shareholders of the Company approving any transaction(s) pursuant to which Series B Preferred Stock, any stock or other securities convertible into or exchangeable for common stock and/or common stock are issuable that may be aggregated with such shares of common stock issuable upon conversion of Series B Preferred Stock, the number of shares of common stock issuable under outstanding shares of Series B Preferred Stock and other convertible securities and shares of common stock issued pursuant to such transactions(s) would exceed 19.9% of the shares of common stock outstanding as of the date of the earliest transaction(s).

The holders of two-thirds of the Series B Preferred Stock then outstanding, upon notice to the Company, may increase or decrease the beneficial ownership limitation; provided, that the beneficial ownership limitation in no event shall exceed 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the outstanding Series B Preferred Stock.

As of February 18, 2016, we had issued and outstanding 1,663,008 Series A Preferred Stock shares, 113,000 Series B Preferred Stock shares and accrued dividends totaling $199,561.

DESCRIPTION OF common stock

Our only class of common stock is our common stock, par value $0.00001 per share. Our Articles of Incorporation currently authorize 20,000,000 shares of common stock. As of February 18, 2016, 4,931,669 shares of our common stock were issued and outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividends

Our board of directors may declare, and we may pay, dividends on the outstanding shares of common stock in the manner and upon the terms and conditions provided by law and the Articles of Incorporation. Dividends payable to the holders of our common stock may be subject to the satisfaction of dividend rights of holders of our preferred stock, if any.

Voting Rights

Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to such stockholders for a vote. Holders of our common stock do not have cumulative voting rights.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to any prior rights of outstanding preferred stock.

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “STAF.”

DESCRIPTION OF WARRANTS

The terms of any warrants to purchase securities to be offered pursuant to this prospectus and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.

Description of Rights

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering;

•	the withdrawal, termination and cancellation rights;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

•	whether stockholders are entitled to oversubscription rights;

•	any U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we or, subject to the Company’s policy on insider trading, the selling stockholders, may enter into option, share lending or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or, subject to the Company’s policy on insider trading, the selling stockholders, may also enter into hedging transactions with respect to the shelf securities or resale shares, as applicable. For example, we or the selling stockholders, may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or, subject to the Company’s policy on insider trading, the selling stockholders, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders, as applicable, or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in shelf securities or resale shares, as applicable, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or, if required, the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we and/or the selling stockholders, as applicable, will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities; and

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any resale shares under this prospectus. In addition, any resale shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us or the selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the selling stockholders, as applicable, to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the pricing of the resale shares. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of securities, the validity of any securities offered under this prospectus will be passed upon for us by Jenner & Block LLP, New York, New York, and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Staffing 360 Solutions, Inc. as of May 31, 2015, and for each of the years in the two-year period ended May 31, 2015 and 2014 have been incorporated by reference herein in reliance upon the reports of RBSM LLP, independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

RECENT DEVELOPMENTS

In October 2015, the Company issued a total of 210,000 common stock shares to the board of directors and several of the Company’s employees and officers.

In October 2015 and December 2015, the Company issued a total of 17,630 common stock shares to a placement agent.

On October 21, 2015, the United States District Court for the Western District of Texas, Austin Division (the “Court”) rendered a final judgment against the Company and in favor of NewCSI, Inc., (“NewCSI”) in the amount of $1,306,576 (“Final Judgment Amount”). NewCSI filed a complaint against the Company on May 22, 2014, in which NewCSI alleged that the Company breached a provision of the Stock Purchase Agreement, dated August 14, 2013, between the Company, NewCSI, and the shareholders of NewCSI (“Complaint”). The Court also awarded NewCSI: (i) pre-judgment interest on the Final Judgment Amount, in the amount of $77,186.50; (ii) costs incurred in connection with the Complaint; and (iii) post-judgment interest on all amounts described above at a rate of 0.23 percent per annum from the date of this final judgment until such amounts are paid in full. In rendering its final judgment, the Court granted NewCSI’s post-verdict Motion for Entry of Judgment as a Matter of Law in part and denied the Company’s post-verdict Motion for Entry of Judgment as a Matter of Law in its entirety. The Company believes that the final judgment is unsupported by the evidence and contrary to the law, and filed its notice of appeal of the final judgment to the United States Court of Appeals for the Fifth Circuit (the “Circuit Court”) on January 6, 2016. In the Company’s financial results filed as part of its Form 10-Q for the period ending November 30, 2015, the Company previously accrued for this matter in the amount of $1,694,616, which is in excess of the Final Judgement Amount. However the Form 10-Q was filed on January 14, 2016 and the Company did not foresee the Court’s recommendation to include legal fees and refusal to reduce the judgement by payments that the Company has continued to make to NewCSI in the amount of $413,516. On January 15, 2016 the Court awarded $551,727 to NewCSI for legal fees (inclusive of post-trial legal fees totaling $46,998), which increased the total award to $1,957,108. Thus, the accrual reserves held by the Company would be deficient by $262,492. The Company will take the appropriate steps to record the addition reserve deficiency based on the information received since the January 14, 2016 filing. In addition, since the filing of the Form 10-Q on January 14, 2016, the Company’s principal lenders (MidCap Financial Services LLC and Hillair Capital Management LLC) have funded the bond required to suspend the judgment. The bond was posted on February 9, 2016 and therefore the Company will not be required to satisfy the judgment from its operational resources while the Company’s appeal is pending. A full description of the Complaint can be found under Item 3 of the Company’s 10-K filed with the Securities and Exchange Commission on July 31, 2015.

On November 10, 2015, the Company agreed to amend and extend the maturity date of the Series A bonds to April 15, 2016. The three (3) remaining Series A bond holders agreed to extend the maturity to April 15, 2016 in exchange for 4,375 common stock shares, valued at $23,975.

On November 10, 2015, the Company agreed to amend and extend the maturity date of a $100,000 promissory note to April 15, 2016. The parties agreed to pay one-sixth (1/6th) of the principal amount on the 15th of every month, beginning on December 15, 2015, until paid in full. The parties also agreed to pay all unpaid and accrued interest through the date of the amended agreement and prepay interest through December 15, 2015. In addition, the holder of the amended note can, at any time, convert any unpaid principal and accrued interest at $10.00 per share. In addition, for every $1.00 of principal converted, the Company will issue a warrant to purchase one-half of a common stock share at $20.00 per common stock share exercisable for a term of three (3) years.

On November 13, 2015, Staffing 360 initiated a Judicial Arbitration and Mediation Services (“JAMS”) Arbitration against the three shareholders of NewCSI, each a former Staffing 360 officer and employee.  In the Demand for Arbitration and Statement of Claim, Staffing 360 alleges that these individuals breached their employment agreements with Staffing 360 and the fiduciary duties each owed to the company.

On December 3, 2015, the Company issued warrants to purchase 30,087 shares to a placement agent.

On December 11, 2015, two (2) Series B Bond Holders owning an aggregate principal amount of $400,000 in Series B Bonds agreed to modify the terms of the Series B Bonds to provide that (i) the Company shall make payments on the principal amount of the Series B Bonds in six (6) equal tranches, every month, beginning on December 15, 2015, (ii) the Company shall pay all accrued interest on the Series B Bonds by November 6, 2015, as calculated through December 15, 2015, at an increased rate of 18% beginning September 30, 2015. The interest rate will revert back to 12% for all interest payments made after December 15, 2015. In addition, the conversion rate and the price of common stock issued as interest payments on the Series B Bonds decreased from $12.00 to $10.00 per share.

On December 23, 2015, the Company repaid in full the outstanding balance of the $359,000 convertible promissory note that was issued on June 23, 2015.

On January 8, 2016, the Company issued a $359,000 convertible promissory note. The financing has an OID of $54,000, legal fees of $5,000, a term of six (6) months and is convertible into common stock at a price of $11.50 per share.

On February 5, 2016, the “Company entered into a Letter of Employment with Mr. David Faiman that appointed him as the Company’s Chief Financial Officer effective March 7, 2016. The following is an overview of Mr. Faiman’s professional experience. David Faiman, age 42, has over 20 years of finance and accounting experience at both private and public companies, bringing a high degree of knowledge and proficiency to his role as Chief Financial Officer. Prior to joining Staffing 360 Solutions, he has held a number of senior executive roles. From 2013 to 2015, Mr. Faiman was Vice President of Financial Planning & Analysis as well as Chief Accounting Officer of Novitex Enterprise Solutions, Inc. (“Novitex”), a leading provider of solutions in the document outsourcing industry, owned by private equity firm Apollo Global Management, LLC. Prior to Novitex, Mr. Faiman served in various senior financial roles, including acting Chief Financial Officer, during his almost 10-year tenure from 2004 to 2013 at Cengage Learning, Inc. (formerly Thomson Learning of Thomson Reuters), a leading educational content, technology, and services company for the higher education and K–12, professional and library markets worldwide. During this time, Mr. Faiman was part of the management team responsible for the coordination of a multi-billion private equity buyout of Cengage Learning by private equity firm Apax Partners LLP. Mr. Faiman began his career at PricewaterhouseCoopers LLP in its Assurance and Business Advisory practice, where he managed multi-billion dollar global clients over an eight-year period. Mr. Faiman is a Certified Public Accountant and graduated summa cum laude with a Bachelor of Science in Business Administration from the University of Connecticut.

On February 8, 2016, the Company issued a $728,000 convertible debenture with a maturity date of July 1, 2017. The financing has a 12% OID and is convertible into common stock at a price of $10.00 per share at the lender’s election. In connection with the financing, the Company issued 13,000 shares of series B preferred stock.

On February 8, 2016, the Company received an overadvance of $1,050,000 under the revolving loan facility with MidCap Funding X Trust. In addition the Company amended the Credit and Security agreement with MidCap Funding X Trust and was issued $500,000 under the existing Additional Term Loan. In connection with the amendment, the Company issued MidCap Funding X Trust 25,000 shares of common stock.

On February 17, 2016, a previous law firm filed suit in the Supreme Court of the State of New York alleging that the Company owes it $758,778 for failure to pay for legal services rendered by it. The Company disagrees with the quantum and quality of legal services provided by the firm to the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including Staffing 360. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the NASDAQ, 165 Broadway, New York, New York 10006, where our common stock is listed.